Exhibit 99.1

TOP Financial Group Limited Announces Updated Share Capital Structure and Free Public Float

HOUSTON, Texas, Oct. 16, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP, “TOP” or the “Company”), a fast-growing online brokerage firm specializing in local and foreign equities, futures, and options products, today announced its updated share capital configuration, details regarding outstanding ordinary shares, and the company’s estimated free public floating shares.

As of October 13, 2026, the Company’s share capital profile is categorized across its active security lines as follows:

Total Outstanding Shares: 123,706,506 ordinary shares across all classes.

Class A shares: 121,706,506 outstanding shares.

Class B shares: 2,000,000 outstanding shares.

Total Non-Restricted (Free Public Float) Shares: 100,867,842 Class A ordinary shares.

Total Restricted Shares: 20,838,664 Class A ordinary shares that are restricted securities or are held by affiliates of the Company.

This disclosure aligns with the Company’s continuous dedication to maintaining maximum market transparency, providing the public, shareholders, and potential investors with clear metrics regarding the active liquidity and distribution of its shares.

About TOP Financial Group Limited

The Company, through its operating subsidiaries, provides diversified services including online brokerage platforms specializing in the trading of local and foreign equities, futures, and options products, assets and funds management services, trading solutions services, money lending services, trust services, investor relations and public relations services. In addition, the Company has also entered into artificial intelligence (AI) business segments.

The operating subsidiaries, Zhong Yang Securities Limited and Zhong Yang Capital Limited are licensed with the Securities and Futures Commission of Hong Kong (“HKSFC”) to carry out type 1 (dealing in securities), type 2 (dealing in futures contracts) regulated activities, and are licensed with the HKSFC to carry out type 4 (advising on securities), type 5 (advising on futures contracts), and type 9 (asset management) regulated activities in Hong Kong. TOP completed its acquisition of Australia licensed company TOP 500 Sec Pty Ltd. The subsidiary will be able to provide dealing services in derivatives and foreign exchange contracts, and financial product advice for derivatives, foreign exchange contracts, debentures, stocks or bonds. TOP established TOP Financial Pte Ltd under the laws of Singapore. The Singapore subsidiary acquired the CMS license from the Monetary Authority of Singapore (“MAS”) to carry out regulated activities in dealing in capital markets products. The operating subsidiary, WIN100 TECH Limited, is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company governed by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of Hong Kong to provide trust services to clients. TOP also completed its acquisition of Zhong Yang Financial Services Limited formed under the laws of Hong Kong to provide investor relations and public relations services. The subsidiary has acquired the TCSP license registered with the Companies Registry of Hong Kong. For more information, please visit http://www.zyfgl.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and general market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director

IR Department

Email: IR@top500.com